Morgan Stanley Natural Resource Development Securities Inc.
                     Item 77(o) 10f-3 Transactions
                   October 1, 2002 - March 31, 2003


Security Date of    Price    Shares  %of     Total        Purcha  Broker
         Purchase   Of       Purcha  Assets  Issued       sed
                    Shares   sed                          By
                                                          Fund

Chesapea 12/12/02   $7.50    60,000  0.291%  $150,000,00  0.300%  Credit
k Energy                                     0                    Suisse
Corp.                                                             First
                                                                  Boston
                                                                  Corporati
                                                                  on;
                                                                  Salomon
                                                                  Smith
                                                                  Barney
                                                                  Inc.;
                                                                  Bear,
                                                                  Stearns &
                                                                  Co. Inc.;
                                                                  Lehman
                                                                  Brothers
                                                                  Inc.;
                                                                  Johnson
                                                                  Rice &
                                                                  Company
                                                                  L.L.C.